Exhibit 99
EMPLOYMENT AGREEMENT
     THIS AGREEMENT, entered into this 1st day of October, 2007, by and between AmSurg Corp., a Tennessee corporation with its principal place of business at 20 Burton Hills Boulevard, Nashville, Tennessee 37215 (“Company”), and Christopher A. Holden (“Officer”).
W I T N E S S E T H:
     1. EMPLOYMENT. The Company employs Officer and Officer hereby accepts employment under the terms and conditions hereinafter set forth.
     2. DUTIES. Officer is engaged as Chief Executive Officer and President of the Company. His powers and duties in that capacity shall be those normally associated with the position of Chief Executive Officer and President. During the term of this Agreement, Officer shall also serve without additional compensation in such other offices of the Company to which he may be elected or appointed by the Board of Directors.
     3. TERM. Subject to provisions of termination as hereinafter provided, the initial term of Officer’s employment under this Agreement shall begin on October 1, 2007, and shall terminate on December 31, 2008. On each December 31 during this Agreement, commencing on December 31, 2008, unless the Company notifies Officer, pursuant to the following paragraph, that his employment under this Agreement will not be extended, his employment under this Agreement shall automatically be extended for a one (1) year period on the same terms and conditions as are set forth herein.
     If the Company elects not to extend Officer’s employment under this Agreement, it shall do so by notifying Officer in writing not less than sixty (60) days prior to the applicable December 31 of this Agreement. If the Company does not elect to extend Officer’s employment under this Agreement other than for Cause, Officer shall be considered to have been terminated without just Cause upon the expiration of his employment, and Officer will receive the payments and benefits set forth in Section 8 hereof.
     4. COMPENSATION. For all duties rendered by Officer, the Company shall pay Officer a minimum salary of $500,000 per year, payable in equal semi-monthly installments. In addition thereto, commencing January 1, 2009, the salary of Officer shall be increased and adjusted upward, based upon any increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U. S. All City Average Report, of the U. S. Bureau of Labor Statistics (the “Consumer Price Index”) or such index fulfilling the same or similar purpose in the event the Consumer Price Index is no longer maintained (the Consumer Price Index or such other index, the “Cost of Living Index”). The base month shall be January 2008. Such increase shall not be made retroactive for the initial term, but commencing January 1, 2009, such increase shall be made, no more frequently than annually, based upon any such increase in the Cost of Living Index. In determining the adjustment annually, the base figures for computation shall be the minimum salary set forth above plus all annual cost of living adjustments previously made. In addition thereto, each year beginning January 1, 2009, Officer’s compensation will be reviewed by the Board of Directors of the Company, or the Compensation Committee thereof, and after taking into consideration performance, the Committee may increase Officer’s compensation. For 2007, Officer will be eligible to receive a pro rated bonus based upon the bonus arrangements approved by the Compensation Committee of the Company’s Board of Directors for the Company’s Chief Executive Officer for 2007. For years subsequent to 2007, Officer will be eligible to receive an annual bonus on the terms approved by the Compensation Committee of the Company’s Board of Directors. Officer shall also be eligible to receive equity incentive awards as approved from time to time by the Compensation Committee of the Company’s Board of Directors. For 2008, the Compensation Committee shall grant Officer an option to purchase not less than 25,000 shares of the Company’s common stock. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.
     5. EXTENT OF SERVICE. Officer shall devote substantially his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement take an active role in any other business activity without the prior written consent of the Company; but this shall not prevent Officer from making real estate or other investments of a passive nature or devoting time to charitable and non-profit activities and service as a director on the board(s) of directors of companies (whether public or private) other than the Company, in each case, in a manner that does not interfere with the performance of his duties to the Company.
     6. DISABILITY. In the case of illness or incapacity resulting in Officer being unable to perform his services, the Company shall provide through insurance or on its own account coverage for Officer that will provide payment of full salary and benefits for twelve (12) months, with the payment of Officer’s salary to be paid on the same terms and with the same frequency as Officer’s salary was paid prior to such incapacity or illness. For the period beyond twelve (12) months, the Company shall provide such coverage to Officer as is then available to Officer in accordance with Company policy. To the extent that payments are received from Worker’s Compensation or other Company paid plans, the Company’s obligations will be reduced by amounts so received. Notwithstanding the foregoing, Officer will be entitled to a payment under this Section 6 only (A) upon Officer’s “Separation From Service” (as such term is defined in Section 20 hereof) with the Company, or (B) if Officer, prior to such “Separation From Service” is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
     7. TERMINATION FOR CAUSE. For the purposes of this Agreement, the Company shall have “Cause” upon (i) a felony conviction of Officer or the failure of Officer to contest prosecution for a felony, (ii) conviction of a crime involving moral turpitude, or (iii) willful and continued misconduct or gross negligence by Officer in the performance of his duties as an officer after written notice from the Company that reasonably identifies the manner in which the Company believes that he has committed gross negligence or willful misconduct and the failure by Officer to cure such failure within 30 days after delivery of such notice. For purposes of this Section 7, “willful” shall be determined by the Board of Directors of the Company. In making such determination, the Board of Directors of the Company shall not act unreasonably or arbitrarily and no act or omission by Officer shall be deemed willful if taken by Officer in a good faith belief that such act or omission to act was in the best interests of the Company or if done at the express direction of the Board.
     8. TERMINATION WITHOUT CAUSE. Officer’s employment under this Agreement may be terminated by the Company at any time without Cause. Except as provided in Section 9 below, in the event Officer’s employment under this Agreement is terminated by the Company without Cause, the Company shall pay Officer a lump sum payment equal to one year’s salary, based upon the annual base salary payable as of the date of termination. Officer shall also continue to be covered under health and life insurance plans of the Company for one (1) year. Officer’s benefits shall be reduced, however, by any such coverage that Officer receives incident to any employment during said one-year period. Receipt by Officer of the payment and other benefits under this Section 8 shall be subject to Officer’s execution and delivery to the Company of a General Release in form and substance reasonably acceptable to the Company and Officer.
     9. TERMINATION FOLLOWING A CHANGE IN CONTROL. Officer’s employment under this Agreement may be terminated at any time within twelve (12) months following the occurrence of a Change in Control (as defined in Section 20 herein) by Officer for Good Reason (as defined in Section 20 herein). In the event Officer’s employment under this Agreement is terminated by the Company without Cause within twelve (12) months following the occurrence of a Change in Control or by Officer for Good Reason within twelve (12) months following the occurrence of a Change in Control, in the event such termination occurs within thirty-six (36) months following the date of this Agreement, the Company shall pay Officer a lump sum payment equal to three years’ salary, and in the event such termination occurs after thirty-six (36) months following the date of this Agreement, the Company shall pay Officer a lump sum payment equal to one year’s salary, in each case based upon the annual base salary payable as of the date of termination. Officer shall also continue to be covered under health and life insurance plans of the Company for three (3) years in the event Officer’s employment under this Agreement is terminated by the Company without Cause within twelve (12) months following the occurrence of a Change in Control or by Officer for Good Reason within twelve (12) months following the occurrence of a Change in Control within thirty-six (36) months following the date of this Agreement, and one (1) year in the event Officer’s employment under this Agreement is terminated by the Company without Cause within twelve (12) months following the occurrence of a Change in Control or by Officer for Good Reason within twelve (12) months following the occurrence of a Change in Control after thirty-six (36) months following the date of this Agreement. Receipt by Officer of any payment or other benefits under this Section 9 shall be subject to Officer’s execution and delivery to the Company of a General Release in form and substance reasonably acceptable to the Company and Officer.

     10. TERMINATION FOR GOOD REASON. Officer’s employment under this Agreement may be terminated at any time by Officer for Good Reason (as defined in Section 20 herein). In the event Officer’s employment under this Agreement is terminated by Officer for Good Reason (other than under the circumstances described in Section 9 above), the Company shall pay Officer a lump sum payment equal to one year’s salary, based upon the annual base salary payable as of the date of termination. Officer shall also continue to be covered under health and life insurance plans of the Company for one (1) year. Receipt by Officer of the payment and other benefits under this Section 10 shall be subject to Officer’s execution and delivery to the Company of a General Release in form and substance reasonably acceptable to the Company and Officer.
     11. RESTRICTIVE COVENANTS.
(a)	Confidential Information. Officer agrees not to disclose, either during the time he is employed by the Company or following the termination of his employment by the Company, any confidential information concerning the Company, including, but not limited to, customer lists, business plans, contract terms, financial costs, sales data, or business opportunities whether for existing, new or developing businesses.

(b)	Non-Compete. Upon voluntary termination of Officer’s employment, upon termination of Officer’s employment by the Company for Cause, or upon termination of Officer’s employment without Cause, Officer agrees not, without the written consent of the Company, to own, finance, operate, manage, design, build, solicit prospects for or otherwise enter into or engage in any phase of the ambulatory surgery business or any other business conducted by the Company in any state in which the Company is conducting business on the date of termination of Officer’s employment with the Company, either as an individual for his own account, as a partner or joint venturer, or as an employee, agent, officer, director, consultant, owner or otherwise for a period of one (1) year following the date of Officer’s termination of his employment with the Company.

(c)	Non-Solicitation. Upon termination or expiration of his employment, whether voluntary or involuntary, Officer agrees not to directly or indirectly solicit ambulatory surgery business or any other business of the sort being conducted by the Company as of the date of the termination or expiration of Officer’s employment, from any entity, organization or person which has contracted with the Company, which has been doing business with the Company, from which the Company was soliciting business at the time of Officer’s termination, or from which the Officer knew or had reason to know that the Company was going to solicit business at the time of Officer’s termination, for a one-year period from the date of Officer’s termination of his employment with the Company.

(d)	Enforcement. Officer and the Company acknowledge and agree that any of the covenants contained in this Section 11 may be specifically enforced through injunctive relief, but such right to injunctive relief shall not preclude Company from other remedies which may be available to it.

(e)	Termination. Notwithstanding any provision to the contrary otherwise contained in this Agreement, the agreements and covenants contained in this Section 11 shall not terminate upon Officer’s termination of his employment with the Company or upon the termination of this Agreement under any other provision of this Agreement.
     12. VACATION. During each year of this Agreement, Officer shall be entitled to not less than twenty five (25) paid vacation days per year, which shall accrue monthly.
     13. BENEFITS. In addition to the benefits specifically provided for herein, Officer shall be entitled to participate in all benefit plans maintained by the Company for employees generally according to the terms of such plans.
     14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence in the case of Officer, or to its principal office in the case of the Company.
     15. WAIVER OF BREACH. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.
     16. ATTORNEYS’ FEES. In the event that either party initiates legal proceedings to enforce any provision of this Agreement or resolve any dispute hereunder, and Officer is the prevailing party, then the Company shall be responsible for payment of the Officer’s reasonable attorneys’ fees incurred in connection therewith.
     17. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Officer acknowledges that the services to be rendered by him are unique and personal, and the Officer may not assign any of his rights or delegate any of his duties or obligations under this Agreement.
     18. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to the matters addressed herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed by the laws of the State of Tennessee.

     19. HEADINGS. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     20. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:
a.	“Change in Control” shall mean the occurrence of any of the following:
(i)	the acquisition of at least a majority of the outstanding shares of Common Stock (or securities convertible into Common Stock) of the Company by any person, entity or group (as used in Section 13(d)(3) and Rule 13d-5(b)(1) under the Exchange Act);

(ii)	the merger or consolidation of the Company with or into another corporation or other entity, or any share exchange or similar transaction involving the Company and another corporation or other entity, if as a result of such merger, consolidation, share exchange or other transaction, the persons who owned at least a majority of the Common Stock of the Company prior to the consummation of such transaction do not own at least a majority of the Common Stock of the surviving entity after the consummation of such transaction;

(iii)	the sale of all, or substantially all, of the assets of the Company; or

(iv)	any change in the composition of the Board of Directors of the Company, such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors of the Company, or persons whose nomination was approved by such majority, cease to constitute at least a majority of the Board of Directors of the Company at the end of such period.
b.	“Company” shall mean AmSurg Corp., any successor entity or their successors or assigns.

c.	“Good Reason” shall exist if after the occurrence of a Change of Control:
(i)	there is a material diminution in the nature or the scope of Officer’s authority and responsibilities;

(ii)	there is a material diminution in Officer’s rate of base salary or overall compensation (for reasons other than Company performance or stock price); or

(iii)	The Company changes the principal location in which Officer is required to perform services outside a fifty mile radius of such location without Officer’s consent.
A termination under the circumstances listed in (i) to (iii) above shall be for “Good Reason” only if (A) Officer notifies the Company of the existence of the condition that otherwise constitutes Good Reason within ninety (90) days of the initial existence of the condition and (B) the Company fails to remedy the condition within thirty (30) days following its receipt of Officer’s notice of Good Reason.
d.	“Separation From Service” shall mean the date on which the Company and Officer reasonably anticipate that no further services will be performed after such date, or that the level of bona fide services Officer will perform after such date will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period. Whether a Separation From Service occurs shall be interpreted consistent with Section 1.409A-1(b) of the U.S. Treasury Regulations.
     21. DELAY OF PAYMENTS. It is intended that (1) each installment of the payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the United States Internal Revenue Code of 1986 (the “Code”), and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code, including those provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date Officer’s employment with the Company terminates or at such other time that the Company determines to be relevant, Officer is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (ii) that any payments to be provided to Officer pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then such payments shall be delayed until the date that is six months after the date of Officer’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes (the “Payment Delay Period”). Any payments delayed pursuant to this Section 21 shall be made in a lump sum on the first day of the seventh month following Officer’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or such earlier date that, as determined by the Company, is sufficient to avoid the imposition of any Section 409A Taxes.
     22. DEEMED RESIGNATION. In the event Officer’s employment under this Agreement is terminated for any reason, unless otherwise determined by the Board of Directors of the Company, Officer shall be deemed, without any further action on the part of Officer, to have automatically resigned as a director of the Company and as an officer and director, if applicable, of all subsidiaries of the Company.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

/s/ Christopher A. Holden
Christopher A. Holden

AMSURG CORP.
By:	/s/ Claire M. Gulmi
	Name:	Claire M. Gulmi
	Title:	EVP and CFO